Exhibit 99.1

BRC Group Holdings, Inc. Restores Compliance with Nasdaq Periodic Filing Rule

LOS ANGELES, January 28, 2026 – BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.) (NASDAQ: RILY) (“BRC” or the “Company”), a diversified holding company, today announced that on January 27, 2026 the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that it has regained compliance with Nasdaq’s Periodic Filing Rule 5250(c)(1).

Consistent with the applicable Nasdaq Listing Rules in such circumstances, the notice also indicated that Nasdaq had imposed a “Mandatory Panel Monitor” as that term is defined in Nasdaq Listing Rule 5815(d)(4)(B) for a period of one year. In the event the Company fails to timely satisfy the Periodic Filing Rule during such one-year period, the Company will not be afforded the opportunity to provide a compliance plan for the Nasdaq Listing Qualifications Staff’s review. The Company would instead receive a Delist Determination Letter in response to which the Company could request a hearing and stay of the delist determination pending a hearing before a Hearings Panel.

About BRC Group Holdings, Inc.

BRC Group Holdings, Inc. (Nasdaq: RILY) is a diversified holding company, including financial services, telecom, and retail, and investments in equity, debt and venture capital. Our core financial services platform provides small cap and middle market companies customized end-to-end solutions at every stage of the enterprise life cycle. Our banking business offers comprehensive services in capital markets, sales, trading, research, merchant banking, M&A, and restructuring. Our wealth management business offers wealth management and financial planning services including brokerage, investment management, insurance, and tax preparation. Our telecom businesses provide consumer and business services including traditional, mobile and cloud phone, internet and data, security, and email. Our retail businesses provide mobile computing accessories and home furnishings. BRC deploys its capital inside and outside its core financial services platform to generate shareholder value through opportunistic investments. For more information, please visit www.brcgh.com.

www.brcgh.com | NASDAQ: RILY	1

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. The Company assumes no duty to update forward-looking statements, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2024 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the period ended March 31, 2025, its Quarterly Report on Form 10-Q for the period ended June 30, 2025 and its Quarterly Report on Form 10-Q for the period ended September 30, 2025 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements.

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Contacts

Investors

Mike Frank

mfrank@brcgh.com

Media

Elizabeth Fogerty

efogerty@brcgh.com

www.brcgh.com | NASDAQ: RILY	2